UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          June 25, 1998
                                                 -------------------------------



                            WASHINGTON GAS LIGHT COMPANY
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             (Exact name of registrant as specified in its charter)



 District of Columbia and Virginia           1-1483           53-0162882
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 (State or other jurisdiction             (Commission       (IRS Employer
        of incorporation)                  File Number)     Identification No.)



1100 H Street, N.W., Washington, D.C.                              20080
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code           (703) 750-4440
                                                   -----------------------------



                                        NONE
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events
---------------------

     In those years when Washington Gas Light Company (the Company) does not request a modification of its basic rates, the Company is required to make a filing with the State Corporation Commission of Virginia (SCC of VA) that provides the basis for the Staff of the Commission to make a recommendation to the SCC of VA on the reasonableness of the Company's rates on a prospective basis. Such a filing was made by the Company in March 1997 on the basis of its results of operations for the twelve months ended December 31, 1996. In August 1997, the Staff of the Commission filed a report with the SCC of VA after having reviewed the Company's most recent filing. Although the Staff report concluded that the Company earned in excess of the allowed return on equity range granted by the SCC of VA for the twelve months ended December 31, 1996, it did not recommend that rates be adjusted on a prospective basis. However, the Staff concluded that the Company's earnings level in calendar year 1996 had effectively allowed it to recover certain regulatory assets associated with losses on reacquired debt that were recorded on the Company's books at December 31, 1996 and thus recommended that these regulatory assets be written off. The write-off proposed by the Staff amounts to $3.3 million ($2.1 million after income taxes).

     The Company took exception to the Staff's report and both the Company and Staff participated in a hearing in which the positions of both parties were presented before a Hearing Examiner. On June 25, 1998, the Hearing Examiner issued a report recommending that the SCC of VA order the Company to write-off the portion of the regulatory asset related to losses on reacquired debt that was incurred during the twelve months ended December 31, 1996. The write-off proposed by the Hearing Examiner amounts to $0.9 million ($0.6 million after income taxes.)

     The Company continues to believe that the recommendations of the Staff and those of the Hearing Examiner are not in accordance with the rules that have been established by the SCC of VA and that they violate the prohibition against retroactive ratemaking. Additionally, the Company believes the nature of its regulatory assets at issue in this case differ significantly from those for which the SCC of VA has adopted similar positions in the past.

     If the Hearing Examiner's position is affirmed by an order of the SCC of VA, the Company believes it would have to charge to expense all of the regulatory assets related to losses on reacquired debt applicable to Virginia operations, totaling $3.3 million ($2.1 million after income taxes). Furthermore, if such an order is issued, without language clarifying the SCC of VA's position on other regulatory assets, the Company will also need to determine whether additional regulatory assets associated with Virginia operations that total approximately $11 million ($7.0 million after income taxes) as of May 31, 1998 should be charged to expense. The Company will file comments on the Hearing Examiner's report on July 10, 1998. The Staff of the SCC of VA also has the opportunity to file comments at the same time.

     An order from the SCC of VA accepting, rejecting or modifying the Staff's and Hearing Examiner's recommendations is expected in the near future. The Company continues to believe that the regulatory assets recorded on its books applicable to operations in Virginia are probable of recovery and plans to continue to pursue appropriate recourse, including litigation, if necessary.


                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    WASHINGTON GAS LIGHT COMPANY
                                                    ----------------------------
                                                            (Registrant)




Date  July 10, 1998                                  By /s/ Robert E. Tuoriniemi
     --------------                                    -------------------------
                                                            Robert E. Tuoriniemi
                                                                Controller